SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2014

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On April 22, 2014, the registrant, Cubist Pharmaceuticals, Inc., or Cubist, issued a press release reporting its results for the quarter ended March 31, 2014.  The press release has been furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 8.01  Other Events.

On April 21, 2014, Cubist issued a press release announcing that it had submitted a New Drug Application to the U.S. Food and Drug Administration requesting approval of its investigational antibiotic ceftolozane/tazobactam for the treatment of complicated urinary tract infections and complicated intra-abdominal infections.  A copy of the press release announcing this event has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cubist’s net product sales of DIFICID® (fidaxomicin) in the U.S. and Canada were $14.5 million for the quarter ended March 31, 2014.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 99.1 shall be deemed to be furnished, and not filed:

99.1	Press Release dated April 22, 2014
99.2	Press Release dated April 21, 2014

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ Michael J. Tomsicek
Michael J. Tomsicek
Senior Vice President and
Chief Financial Officer

Dated: April 22, 2014